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                                                                      EXHIBIT 21

                               POLYONE CORPORATION
                                  SUBSIDIARIES

                                                           Jurisdiction of
Name                                                       Incorporation
----                                                       -------------
1997 Chlor-Alkali Venture Inc.                             Alabama
Altona Properties Pty Ltd. (1)                             Australia
Auseon Limited                                             Australia
Welvic Australia Pty Ltd. (1)                              Australia
PolyOne Wilflex Australasis, PTY Ltd.                      Australia
PolyOne Canada, Inc.                                       Canada
LP Holdings, Inc.                                          Canada
Geon Polimeros Andinos S.A. (2)                            Columbia (6)
Resintech, S.A.                                            Costa Rica
1999 General Compounding Partnership Inc.                  Delaware (6)
1999 Limited Compounding Partnership Inc.                  Delaware
1999 PVC Partner Inc.                                      Delaware (6)
Lincoln & Southern Railroad Company                        Delaware
Oxy Vinyls, LP (3)                                         Delaware (6)
PVC Powder Blends, LP (4)                                  Delaware (6)
Sunbelt Chlor-Alkali Partnership (2)                       Delaware (6)
Acrol Holdings Limited                                     England
PolyOne Engineering Vinyls UK, Ltd.                        England
PolyOne Wilflex Europe, Ltd.                               England
Regalite Plastics Corporation                              Massachusetts
O'Sullivan Plastics Corporation                            Nevada
Geon Development Inc.                                      Ohio
Polymer Diagnostics, Inc.                                  Ohio
SPC Geon PTE LTD. (2)                                      Singapore
Shawnee Holdings, Inc.                                     Virginia
PolyOne Engineered Films, Inc.                             Virginia
Burton Rubber Company                                      Ohio
Burton Rubber Compounding, LP                              Delaware (6)
PolyOne Elastomers Canada, Inc.                            Ontario
M.A. Hanna Plastic Group, Inc.                             Michigan
Compounding Technology, Euro S.A.                          France
PolyOne Singapore, Ltd.                                    Singapore
DH Compounding Company (2)                                 Delaware (6)
Hanna France SARL                                          France
Hanna PAR Corporation                                      Delaware
Hollinger Development Company                              Nevada
PolyOne Compuestos, S.A. de C.V.                           Mexico
PolyOne - Suzhou, China                                    China
PolyOne Hungary, Ltd.                                      Hungary
PolyOne Shanghai, China                                    China
M.A. Hanna Asia Holding Company                            Delaware
M.A. Hanna Export Services Company                         Barbados
M.A. Hanna International Financial Services Company        Ireland
M.A. Hanna de Mexico, S.A. de C.V.                         Mexico
MAH Plastics Company                                       Delaware

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
                                                           Jurisdiction of
Name                                                       Incorporation
----                                                       -------------
PolyOne Funding Corporation                                Delaware
PolyOne E.C. De Mexico, S.A. de C.V.                       Mexico
MAHRC Servicios S.A. De C.V.                               Mexico
PolyOne Werk Melos, GmbH                                   Germany
PolyOne Spain, S.A.                                        Spain
TRANSCOLOR, S.A.                                           Spain
Star Color Co., Ltd.                                       Thailand
Tekno Polimer Group (5)                                    Turkey
PolyOne Th. Bergmann, GmbH                                 Germany
UBE-Hanna Compounding GmbH (2)                             Germany
PolyOne Compounds & Colors U.K., Ltd.                      England
PolyOne Norway A.S.                                        Norway
PolyOne France, S.A.                                       France
PolyOne Sweden, A.B.                                       Sweden
RA Products, Inc.                                          Michigan
Conexus, Inc.                                              Nevada
PolyOne Distribution Canada, Inc.                          Canada
PolyOne Colors and Additives Germany, GmbH                 Germany
Hanna Deutschland, GmbH                                    Germany
PolyOne Werk Krause, GmbH                                  Germany
L.E. Carpenter & Company                                   Delaware
PolyOne Distribution De Mexico S.A., de C.V.               Mexico
M.A. Hanna UK, Ltd.                                        England

Notes:

(1)   Owned 37.4% by the Company

(2)   Owned 50% by the Company

(3)   Owned 24% by the Company

(4)   Owned 90% by the Company

(5)   Owned 87% by the Company

(6)   Partnership

The Company has other subsidiaries not listed above which, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of December 31, 2002.